UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, the board of trustees of United Development Funding IV (the “Trust”) elected Lawrence S. Jones to serve as a member of the board of trustees and to hold such position until the next annual meeting of shareholders and until his successor is duly elected and qualifies. As an independent trustee, Mr. Jones was also appointed by the board of trustees to serve as a member of the Audit Committee of the board of trustees until the earlier of his death, resignation, or removal by the board of trustees and until his successor duly qualifies.

Mr. Jones was selected to serve as a member of the Trust’s board of trustees because of his extensive experience as a certified public accountant and as a real estate industry executive, with strong leadership, management and technical skills, all of which are expected to bring valuable insight to the Trust’s board of trustees.

The election of Mr. Jones to the Trust’s board of trustees was not made pursuant to any arrangement or understanding between Mr. Jones and any other person. Mr. Jones has not had any direct or indirect material interests in any transaction with the Trust or to which the Trust is a party or in any currently proposed transaction with the Trust or to which the Trust is a party. Mr. Jones, as an independent trustee, will receive the same compensation that is paid to all the Trust’s independent trustees and members of the Trust’s Audit Committee.

Mr. Jones, age 72, served as the managing director of Encore Enterprises, Inc. – Equity Funds, a real estate development company, from August 2008 to April 2010. Previously, he served as a senior audit partner with PricewaterhouseCoopers LLP from September 1999 to July 2007, where he was the financial services industry leader for the Dallas and Houston markets from September 1999 to July 2006, and the firm’s representative to the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) from 1999 to 2007. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as executive vice president and treasurer of Wyndham International, Inc., an upscale and luxury hotel operating company. Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998.

Mr. Jones has served as an independent director and as the chairman of the audit committee of CIM Real Estate Finance Trust, Inc. (formerly known as Cole Credit Property Trust IV, Inc.) since March 2012, and as a member of that company’s valuation, compensation and affiliate transactions committee since August 2018. He served as an independent director of Moody National REIT I, Inc. from March 2010 to February 2012.

From July 1982 to June 1984, Mr. Jones served as a professional accounting fellow with the Office of the Chief Accountant of the SEC in Washington, D.C. Mr. Jones serves as the chief financial officer and member of the board of directors and executive committee for Bowles Hall Foundation, a 501(c)(3) corporation established to finance, renovate and operate an historic residential college at the University of California at Berkeley. Mr. Jones has previously served as a director of the Dallas Arts District Alliance and as a member of the Dallas Park and Recreation Board. He is currently a member of the National Association of Corporate Directors, NAREIT, the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-president of the Haas School of Business Alumni Association (University of California at Berkeley).

Mr. Jones received a B.A. degree in Economics and Corporate Finance from the University of California at Berkeley and a master’s degree in Corporate Finance from the UCLA Anderson School of Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: August 22, 2019	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer